EXHIBIT 21

                          LEE ENTERPRISES, INCORPORATED
                                AND SUBSIDIARIES

                      SUBSIDIARIES AND ASSOCIATED COMPANIES

----------------------------------------------------------------------------------------------------
                                                                                     Percentage of
                                                                                   Voting Securities
                                                             State of Organization      Owned
----------------------------------------------------------------------------------------------------
Lee Enterprises, Incorporated ............................        Delaware             Parent
Lee Technical Systems, Inc. ..............................        Iowa                   100%
Lee Consolidated Holdings Co. ............................        South Dakota           100%
New Mexico Broadcasting Co. ..............................        New Mexico             100%
Accudata, Inc. ...........................................        Iowa                   100%
Target Marketing Systems, Inc. ...........................        Iowa                   100%
Journal-Star Printing Co. ................................        Nebraska               100%
Madison Newspapers, Inc. .................................        Wisconsin               50%
Nickel of Medford, Inc. ..................................        Oregon                 100%
K. Falls Basin Publishing, Inc. ..........................        Oregon                 100%
Davill, Inc. .............................................        Washington             100%
KMAZ, L.P. ...............................................        Texas                  100%
INN Partners, L.C. d/b/a International Newspaper Network .        Iowa                    81%
-----------------------------------------------------------------------------------------------------